UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 5, 2011

Aceto Corporation

 (Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 5, 2011, Vincent G. Miata, President and Chief Operating Officer of Aceto Corporation (“Aceto” or the “Company”), notified the Company of his decision to resign from the Company’s Board of Directors (the “Board”) effective immediately, and the Board met and accepted his resignation.  In addition, on October 5, 2011, Mr. Miata and the Company mutually agreed that he would resign from his positions as President and Chief Operating Officer of the Company effective as of October 7, 2011.  There were no disagreements between the Company and Mr. Miata on any matter relating to the Company’s operations, policies or practices.  A separation agreement specifying the final terms of Mr. Miata’s departure from the Company is currently being negotiated.

On October 5, 2011, the Board appointed Salvatore Guccione, age 48, President and Chief Operating Officer of Aceto effective as of December 1, 2011. Mr. Guccione will continue to serve in his role on the Board and stand for re-election at the annual meeting of shareholders on December 8, 2011.

Mr. Guccione was formerly an Operating Partner at Arsenal Capital Partners, a private equity investment firm based in New York.  Prior to that, Mr. Guccione was the Chief Executive Officer and the Chief Financial Officer of WIL Research Laboratories from 2006 to 2009 and the Chief Financial Officer of International Specialty Products from 2004 to 2005. In addition, Mr. Guccione held various positions at Cambrex Corporation from 1995 to 2004, including Executive Vice President, Strategy and Chief Financial Officer. From 1987 to 1995, Mr. Guccione held various positions at International Specialty Products, including Vice President and General Manager, Personal Care and Director, Corporate Development. Mr. Guccione holds a Bachelor degree in Chemical Engineering from Lehigh University and an MBA in Finance from New York University's Stern School of Business.  Mr. Guccione joined Aceto’s Board in May 2011.  Mr. Guccione serves on the Board of Royal Adhesive & Sealants Holdings and on the Board of DG3 Holdings.

In connection with his appointment, the Company agreed to provide Mr. Guccione with: (i) an annual base salary of $425,000, (ii) a target annual bonus of 40% of base salary, (iii) special equity awards consisting of 62,500 stock options and 25,000 shares of restricted stock (which vest ratably over three years), (iv) fiscal 2012 equity awards consisting of 13,000 stock options, 7,500 shares of restricted stock and 7,500 performance-vested restricted stock units (also subject to vesting over three years, except for the performance-vested restricted stock units, which vest (if at all) after  three years), and (v) an automobile leased by the Company in accordance with Company policy.  In addition, if Mr. Guccione’s employment is terminated by the Company without cause, the Company will provide him with fifteen months’ base salary as severance, subject to his execution of a release.  Mr. Guccione also agreed to enter into the Company’s standard confidentiality and non-disclosure agreement.

There are no family relationships between Mr. Guccione and any other executive officers or directors of Aceto.  Mr. Guccione was not selected as President and Chief Operating Officer pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K.

The press release related to this matter is furnished as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 6, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: October 6, 2011	By: /s/ Albert L. Eilender
Albert L. Eilender
Chairman of the Board and
Chief Executive Officer